UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

Progenics Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ________________________________________

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: _______________________________________________

(5)	Total fee paid: ___________________________________________________________________________

☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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EXPLANATORY NOTE

The sole purpose of this revision to the original Definitive Proxy Statement on Schedule 14A filed by Progenics Pharmaceuticals, Inc. (“Progenics”) with the U.S. Securities and Exchange Commission (“SEC”) on April 27, 2017 (as supplemented by additional definitive proxy soliciting materials on Schedule 14A filed by Progenics with the SEC on May 5, 2017, the “Original Filing”) is to correct a clerical error on page 3 of the Original Filing. In the table under the section entitled “Director Nominees”, the footnote appended to the name of our Chief Executive Officer Mark R. Baker should read only “(4)”and not “(1)(4)”as in the Original Filing. This change indicates that, consistent with the disclosures made elsewhere in the Original Filing, Mr. Baker serves only on Progenics’ Science Committee and not on any other Committee of the Board of Directors of Progenics. There are no other revisions or amendments to any other parts of the Original Filing.